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                                                                      EXHIBIT 21


                                     SUBSIDIARIES

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
                                                               Jurisdiction of
                                                                 Organization
Subsidiary                                                     or Incorporation
- ----------                                                     ----------------
144164 Canada Ltd.                                                  Canada
158743 Canada Inc.                                                  Canada
3055078 Canada Inc.                                                 Canada
A 27 Buro van Personeeladvertenties B. V.                      The Netherlands
Armstrong's - NSW Pty Ltd                                 New South Wales, Australia
Armstrong's - Queensland Pty Ltd                             Queensland, Australia
Armstrong's - Australia Pty Ltd                               Victoria, Australia
Armstrong's - Victoria Pty Ltd                                Victoria, Australia
Armstrong's - WA Pty Ltd                                  Western Australia, Australia
BBL Acquisition Corp.                                              Delaware
BMS Acquisition Corp.                                              Delaware
BTD Acquisition, Inc.                                              New York
Cala H.R.C. Ltd.                                                    Canada
CPC Acquisition Corp.                                              New York
CVY International, L.L.C.                                          Delaware
Deutsch Shea & Evans, Inc.                                         Delaware
Dir-Ad Inc.                                                         Canada
Directory Services International Corporation                       Michigan
General Directory Advertising Services, Inc.                       Delaware
Heliberg Beheer B.V.                                           The Netherlands
HGI Acquisition Corp.                                              Delaware
IPW de Personeelstrategen B.V.                                 The Netherlands
Interdirect, Inc.                                                 New Jersey
Lonsdale Advertising Services Limited                           United Kingdom
M.S.I. - Market Support International, Inc.                       New Jersey

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

                                                               Jurisdiction of
                                                                 Organization
Subsidiary                                                     or Incorporation
- ----------                                                     ----------------

MSL AG                                                          Switzerland
MSL Group Limited                                               United Kingdom
MSL International Limited                                       United Kingdom
MSL Advertising Services Limited                                United Kingdom
MSL Human Resources Consulting Limited                          United Kingdom
MSL Grosvenor Stewart Limited                                   United Kingdom
MSL Group (Trustees) Limited                                    United Kingdom
MSL PSP Associes SARL                                               France
Management Selection Limited                                    United Kingdom
Mandate Arbeidsmarkcommunicatie B.V.                           The Netherlands
National Media Holding Company, Inc.                               Colorado
National Media Services, Inc.                                      Georgia
Neville Jeffress - Parramatta Pty Ltd                      New South Wales, Australia
Neville Jeffress - Canberra Pty Ltd                 Australian Capital Territory, Australia
Neville Jeffress Advertising (Tasmania) Pty Ltd                Tasmania, Australia
Neville Jeffress - Sydney Pty Ltd                           New South Wales, Australia
Neville Jeffress Pty Ltd                                    New South Wales, Australia
Neville Jeffress - Financial Pty Ltd                        New South Wales, Australia
Neville Jeffress (NSW) Pty Ltd                              New South Wales, Australia
Neville Jeffress - Brisbane Pty Ltd                            Queensland, Australia
Neville Jeffress Caldwell Ltd                                      United Kingdom
Neville Jeffress - New Zealand Ltd                                   New Zealand
Neville Jeffress - Queensland Pty Ltd                          Queensland, Australia
Neville Jeffress (Darwin) Pty Ltd                          Northern Territory, Australia
Neville Jeffress - Adelaide Pty Ltd                         South Australia, Australia
Neville Jeffress Perth Pty Ltd                             Western Australia, Australia
Neville Jeffress - Victoria Pty Ltd                             Victoria, Australia

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                                         -2-
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

                                                               Jurisdiction of
                                                                 Organization
Subsidiary                                                     or Incorporation
- ----------                                                     ----------------
Online Career Center Management, Inc.                              Delaware
Parapluie Pty Ltd                                            Victoria, Australia
Parraween Productions Pty Ltd                             New South Wales, Australia
Recruitment Communication & Services, B.V.                         Belgium
Rogers Acquisition Corp.                                           Delaware
Target Acquisition Corp.                                           Delaware
The Mitchell Armstrong's Consortium Pty Ltd                  Victoria, Australia
The Monsterboard Limited                                        United Kingdom
TMP Telephone Marketing Programs Limited                        United Kingdom
TMP Worldwide Co., Ltd.                                              Japan
TMP Worldwide Ltd.                                              Ontario, Canada
TMP Worldwide Holdings Limited                                  United Kingdom
TMP Worldwide Pty Ltd                                     New South Wales, Australia
TMP Worldwide Partnerships Limited                              United Kingdom
TMP Worldwide Zone 2 Limited                                    United Kingdom
TMP Australia Pty Ltd                                     New South Wales, Australia
TMP Belgium NV                                                   Ghent, Belgium
TMP Worldwide Limited                                           United Kingdom
TMP Interactive Inc.                                              Delaware
TMP Medical Listings, Inc.                                         Georgia
Van Daalen en Partners B.V.                                    The Netherlands
Volando, Inc.                                                      Delaware
Woodward, Inc.                                                     Illinois
Woodward Direct, Inc.                                              Delaware

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                                                 Jurisdiction of
                                                   Organization
Subsidiary                                       or Incorporation
- ----------                                       ----------------

YPMS Acquisition, Inc.                               Delaware
Austin Knight Limited
Austin Knight Investments Limited
Austin Knight Inc.
Austin Knight Canada Inc.
Austin Knight Consulting Pty Limited
Austin Knight Pty Limited
Austin Knight France SA
Austin Knight BV
Austin Knight International BV
Carre Turenne SA
Bidborough Limited
Reynell Limited
Ridley Jones Advertising Services Limited
TCT Fullpoint Limited
Townsend Knight Consulting Limited
Austin Knight UK Limited
The Square Communications Limited
Butler Borg Millest Limited
Juniper Woolf Nucleus Advertising Partnership Limited

                                         -4-